EXHIBIT 99.1

LHC Group announces second quarter 2020 financial results

Reinstates 2020 guidance

LAFAYETTE, La., Aug. 05, 2020 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter ended June 30, 2020. Unless otherwise noted, all results are compared with the second quarter ended June 30, 2019.

Second Quarter 2020 Financial Results

  Net service revenue decreased 5.9% to $487.3 million due to the impact of the COVID-19 pandemic.
  Net income attributable to LHC Group’s common stockholders increased 78.8% to $44.7 million, or $1.43 per diluted share.
  Adjusted net income attributable to LHC Group’s common stockholders increased 15.9% to $38.6 million, or $1.23 adjusted earnings per diluted share, compared with $33.3 million, or $1.07 per diluted share, in the same period in 2019. Adjusted results for the second quarter of 2020 exclude a pre-tax amount of $0.6 million in acquisition and de novo related expenses associated with acquisitions completed in late 2019 and in the first half of 2020, $0.7 million related to a loss on the sale of an asset and closure related expenses, $27.3 million in COVID-19 related costs and expenses for purchases of personal protective equipment (PPE), supplies, employee related costs and expenses and other categories of costs and expenses incurred in response to the pandemic, and $36.8 million, net of non-controlling interest, in government stimulus income funded by the Coronavirus Aid, Relief, and Economic Security (CARES) Act and distributed through the Provider Relief Fund (PRF).
  Adjusted EBITDA increased 8.8% to $57.7 million compared with $53.0 million in the same period in 2019.

  A reconciliation of all non-GAAP financial results can be found in separate tables at the end of this release.

Operational and Strategic Highlights

  LHC Group’s quality and patient satisfaction scores continue to exceed the national average and outpace industry peers.
  Organic growth in home health admissions declined 4.7% in the second quarter of 2020 compared with the same period in 2019 due to the impact of the COVID-19 pandemic.
  Home health organic admissions, when compared with the same periods in 2019, declined 14.3% in April, declined 6.7% in May, increased 7.0% in June and increased 8.5% in July.
  Organic growth in hospice admissions was 1.8% in the second quarter of 2020 compared with the same period in 2019.
  Hospice organic admissions, when compared with the same periods in 2019, declined 7.2% in April, increased 2.7% in May, increased 10.4% in June and increased 9.7% in July.
  On August 1, 2020, LHC Group finalized a joint venture with Orlando Health to enhance home health and home and community based services (HCBS) in the state of Florida. The joint venture includes six total locations – three Orlando Health providers and three LHC Group providers in Orlando, Clermont, Kissimmee, and Altamonte Springs. LHC Group expects incremental annualized revenue from this joint venture of approximately $3.5 million.

Commenting on the results, Keith G. Myers, LHC Group’s Chairman and Chief Executive Officer, said, “The courageous work of our employees during these unprecedented times, and their energy, enthusiasm and unwavering desire to care for those in our charge is nothing short of amazing.  During the significant disruption over the past several months of this public health emergency, LHC Group has been essential to our hospital and health system partners, referral sources and the patients, families and communities we are privileged to serve. Similar to other challenges the in-home healthcare industry has faced in the past, we know that we are a much stronger organization now as a result of the rigorous protocols and care models in place, rapid adoption of technology, and investments we have made in our employees and personal protective equipment. The governmental support our industry has received through the CARES Act and other measures is very encouraging and complements the ongoing shift to delivering more care to the patient in the safety and comfort of the home.”

COVID-19 Update
The COVID-19 pandemic had an impact on our operations and financial results for the second quarter of 2020 with a continued impact expected in the second half of 2020, although to a lesser extent than what we have experienced to date. During the quarter, we incurred $27.3 million ($20.2 million net of tax), or $0.64 per diluted share, in additional COVID-19 costs and expenses related to personal protective equipment (PPE), supplies, employee related costs and expenses, including, without limitation, bonuses, increased wages, wage supplements and PTO replenishments for front line caregivers, and other categories of costs and expenses incurred in response to the pandemic.

We experienced lower year-over-year patient volumes in the second quarter from our referral sources related to various COVID-19 policies implemented by local, state and federal public health and governmental authorities, a reduction in home visits, and a reduction in elective procedures. As the second quarter progressed, we saw weekly improvement in all of these areas with home health average daily census, admissions and organic growth recovering from their low points the week of April 13, 2020 and steadily improving with average daily census reaching pre-COVID levels by the week of June 1, 2020. Home health average daily census, admissions and organic growth for the month of July also exceeded prior-year levels for July 2019.

We continue to invest in creating the safest environment possible for our employees, patients and communities we serve. The robust employee pre-screening, patient and employee protection protocols and other infection control procedures we implemented in March in accordance with Centers for Disease Control recommendations for all 32,000 employees remain in place, and we have also secured adequate par levels of PPE to ensure we are able to continue providing care in the home setting. In addition, we have implemented a number of programs to support our employees, including a special COVID-19 pandemic grant program as part of our 501(c)(3) LHC Group Purpose Fund that supports employees experiencing financial hardships, retirement plan amendments, special cash-in opportunities for accumulated paid time off, expanded offerings in our employee assistance program, a wage supplement program designed to restore certain lost wages for frontline direct patient care-giving employees that qualified, and a PTO replenishment program designed to restore certain hours of paid time off for front line direct patient care-giving employees that qualified and for any employees who previously donated their PTO hours to these front line direct patient caregivers.

LHC Group has also implemented a number of cost containment initiatives, including eliminating non-essential travel and expenses along with employee flexing, furloughs, and other measures. We continue to have strong access to capital with over $507.2 million of available liquidity from cash and our revolving credit facility net of the $310.7 million liability associated with the Medicare Accelerated and Advance Payments.

During April 2020, we received funds totaling $310.7 million under the Medicare Accelerated and Advance Payment Program as provided for by the CARES Act. The accelerated Medicare payments are interest free and the program currently requires that the Centers for Medicare and Medicaid Services (CMS) recoup the accelerated payments beginning 120 days after receipt by the provider, by withholding future Medicare fee-for service payments for claims until such time as the full accelerated payment has been recouped. The program currently requires Medicare Part A providers to repay the funds within 210 days of receipt. Cash flows from operations for the second quarter of 2020 included $310.7 million of accelerated Medicare payments, all of which remains deferred on the balance sheet at June 30, 2020.

Also during April 2020, we received funds totaling $88.7 million related to the Provider Relief Fund as provided for by the CARES Act. We recognized $44.4 million ($27.2 million net of non-controlling interest and tax), or $0.87 per diluted share, in government stimulus income during the second quarter of 2020 related to general distribution funds received from the Provider Relief Fund. Cash flows from operations for the second quarter of 2020 included $44.4 million of Provider Relief Fund distributions, of which $44.3 million remains deferred on the balance sheet at June 30, 2020.

COVID-19 Trends
Please refer to the supplemental information that can be found under Quarterly Results on the Company’s Investor Relations page to access more detailed statistics on pre-COVID-19 and post-COVID-19 trends.

Full Year 2020 Guidance
The Company is reinstating full year 2020 guidance after withdrawing it on May 7, 2020, due to the uncertainty around the COVID-19 pandemic. Full year 2020 net service revenue is expected to be in a range of $2.0 billion to $2.05 billion, adjusted earnings per diluted share is expected to be in a range of $4.60 to $4.80, and Adjusted EBITDA, less non-controlling interest, is expected to be in a range of $220 million to $230 million.

The Company’s guidance ranges reflect a number of assumptions that are subject to change based on uncertainties related to the impact of the COVID-19 pandemic. The Company’s guidance ranges do not take into account the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary.

Joshua L. Proffitt, LHC Group’s President and Chief Financial Officer, added, “Notwithstanding the headwinds caused by the coronavirus pandemic, we have higher confidence today in the trajectory of our underlying business fundamentals and our positioning for entering 2021 than we did at the beginning of this year. In addition to the weekly improvement in average daily census and admissions since our low point in mid-April, we believe the organic growth and market share gains we have achieved from the gravitation to high quality in-home healthcare providers are clear indications that the future of LHC Group is as bright as ever. For the second consecutive quarter, we have earned over 3,900 new home health referral sources with 3,915 in the first quarter and 3,996 in the second quarter of 2020. By executing on our care model and associated operational strategies under PDGM and strengthening them for the current and potential realities under COVID-19, we are able to maintain our focus on proving our value to all stakeholders today while diligently preparing for an historic consolidation and seismic shift in care delivery to in-home healthcare. I would like to thank all of the clinical professionals and support personnel across the country. You have truly gone above and beyond during these historic times in our country to put others above self and to be an integral part of the solution for our country during this pandemic.”

Conference Call
LHC Group will host a conference call on Thursday, August 6, 2020, at 10:00 a.m. Eastern time to discuss its second quarter 2020 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers: (973) 890-8327). A telephonic replay of the conference call will be available through midnight on August 13, 2020, by dialing (855) 859‑2056 (international callers: (404) 537-3406) and entering confirmation number 1070957.

The Company has posted supplemental financial information on the second quarter results that it will reference during the conference call. The supplemental information can be found under Quarterly Results on the Company’s Investor Relations page. A live webcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing quality, value-based healthcare to patients primarily within the comfort, safety and privacy of their home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s 32,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. LHC Group is the preferred in-home healthcare partner for 350 leading hospitals around the country.

Forward-looking Statements
This press release contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2020 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company’s plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company’s  businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company’s businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company’s services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the  Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the risks associated with the Company’s expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$172,752	$31,672
Receivables:
Patient accounts receivable	324,587	284,962
Other receivables	10,674	10,832
Total receivables	335,261	295,794
Prepaid income taxes	6,330	9,652
Prepaid expenses	23,740	21,304
Other current assets	26,698	21,852
Total current assets	564,781	380,274
Property, building and equipment, net of accumulated depreciation of $74,486 and $69,441, respectively	123,408	97,908
Goodwill	1,234,145	1,219,972
Intangible assets, net of accumulated amortization of $17,070 and $16,431, respectively	310,548	305,556
Assets held for sale	1,900	2,500
Operating lease right of use asset	100,834	95,452
Other assets	21,483	38,633
Total assets	$2,357,099	$2,140,295
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$70,138	$83,572
Salaries, wages, and benefits payable	86,405	85,631
Self-insurance reserves	34,438	31,188
Government stimulus advance	44,273	—
Contract liabilities – deferred revenue	310,712	—
Current operating lease liabilities	34,838	28,701
Amounts due to governmental entities	2,186	1,880
Total current liabilities	582,990	230,972
Deferred income taxes	70,959	60,498
Income taxes payable	6,373	3,867
Revolving credit facility	30,000	253,000
Other long term liabilities	17,818	—
Operating lease payable	68,858	69,556
Total liabilities	776,998	617,893
Noncontrolling interest — redeemable	21,998	15,151
Commitments and contingencies
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 60,000,000 shares authorized; 36,327,819 and 36,129,280 shares issued, and 31,121,968 and 30,992,390 shares outstanding, respectively	363	361
Treasury stock — 5,205,851 and 5,136,890 shares at cost, respectively	(68,654)	(60,060)
Additional paid-in capital	955,119	949,321
Retained earnings	590,417	523,701
Total LHC Group, Inc. stockholders’ equity	1,477,245	1,413,323
Noncontrolling interest — non-redeemable	80,858	93,928
Total stockholders' equity	1,558,103	1,507,251
Total liabilities and stockholders' equity	$2,357,099	$2,140,295

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net service revenue	$487,320	$517,842	$1,000,191	$1,020,427
Cost of service revenue (excluding depreciation and amortization)	306,712	325,860	627,914	646,852
Gross margin	180,608	191,982	372,277	373,575
General and administrative expenses	150,574	148,584	308,440	293,805
Impairment of intangibles and other	600	1,018	600	7,337
Government stimulus income	(44,435)	—	(44,435)	—
Operating income	73,869	42,380	107,672	72,433
Interest expense	(841)	(2,885)	(3,609)	(5,937)
Income before income taxes and noncontrolling interest	73,028	39,495	104,063	66,496
Income tax expense	15,227	9,557	18,586	13,157
Net income	57,801	29,938	85,477	53,339
Less net income attributable to noncontrolling interests	13,109	4,938	18,761	9,483
Net income attributable to LHC Group, Inc.’s common stockholders	$44,692	$25,000	$66,716	$43,856

Earnings per share:
Basic	$1.44	$0.81	$2.15	$1.42
Diluted	$1.43	$0.80	$2.13	$1.41
Weighted average shares outstanding:
Basic	31,104	30,960	31,060	30,899
Diluted	31,324	31,201	31,301	31,188

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands) (Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net income	$85,477	$53,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	10,385	8,400
Amortization of operating lease right of use asset	17,090	15,528
Stock-based compensation expense	6,943	4,392
Deferred income taxes	10,461	4,821
Loss on disposal of assets	154	312
Impairment of intangibles and other	600	7,337
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(38,186)	(22,704)
Prepaid expenses	(2,436)	(332)
Other assets	(4,169)	8
Prepaid income taxes	3,322	5,063
Accounts payable and accrued expenses	(16,354)	(935)
Salaries, wages, and benefits payable	3,850	(4,547)
Government stimulus advance	44,273	—
Contract liabilities – deferred revenue	310,712	—
Other long term liabilities	17,818	—
Operating lease liabilities	(16,876)	(13,253)
Income taxes payable	2,506	374
Net amounts due to/from governmental entities	306	528
Net cash provided by operating activities	435,876	58,331
Investing activities:
Purchases of property, building and equipment	(40,944)	(7,599)
Proceeds from sale of property, building and equipment	7,142	—
Cash received (paid) for acquisitions	3,125	(20,431)
Net cash used in investing activities	(30,677)	(28,030)
Financing activities:
Proceeds from line of credit	256,230	25,000
Payments on line of credit	(479,230)	(30,000)
Proceeds from employee stock purchase plan	1,107	931
Payments on debt	—	(7,650)
Noncontrolling interest distributions	(10,267)	(13,857)
Withholding taxes paid on stock-based compensation	(8,602)	(8,519)
Purchase of additional controlling interest	(23,575)	(18,748)
Exercise of vested awards and stock options	218	(84)
Net cash used in financing activities	(264,119)	(52,927)
Change in cash	141,080	(22,626)
Cash at beginning of period	31,672	49,363
Cash at end of period	$172,752	$26,737
Supplemental disclosures of cash flow information:
Interest paid	$4,083	$4,038
Interest taxes paid	$2,375	$4,042
Non-Cash Operating Activity:
Operating right of use assets in exchange for lease obligations	$18,690	$98,070
Non-Cash Investing Activity:
Accrued capital expenditures	$2,348	$953

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2020
	Home health services	Hospice services	Home and community-based services	Facility-based services	HCI	Total
Net service revenue	$339,872	$61,055	$47,675	$33,639	$5,079	$487,320
Cost of service revenue (excluding depreciation and amortization)	205,146	37,271	38,747	21,785	3,763	306,712
General and administrative expenses	110,209	16,266	11,124	10,165	2,810	150,574
Impairment of intangibles and other	—	600	—	—	—	600
Government stimulus income	(35,019)	(4,731)	(2,865)	(1,656)	(164)	(44,435)
Operating income (loss)	59,536	11,649	669	3,345	(1,330)	73,869
Interest expense	(594)	(97)	(79)	(47)	(24)	(841)
Income (loss) before income taxes and noncontrolling interest	58,942	11,552	590	3,298	(1,354)	73,028
Income tax expense (benefit)	12,807	2,439	(12)	373	(380)	15,227
Net income (loss)	46,135	9,113	602	2,925	(974)	57,801
Less net income (loss) attributable to non controlling interests	9,922	2,164	33	997	(7)	13,109
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$36,213	$6,949	$569	$1,928	$(967)	$44,692
Total assets	$1,656,022	$268,771	$259,742	$101,258	$71,306	$2,357,099

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2019
	Home health services	Hospice services	Home and community-based services	Facility-based services	HCI	Total
Net service revenue	$375,253	$55,057	$52,414	$27,975	$7,143	$517,842
Cost of service revenue (excluding depreciation and amortization)	230,545	34,858	39,505	17,572	3,380	325,860
General and administrative expenses	108,958	15,096	11,213	9,335	3,982	148,584
Other intangible impairment charge	748	270	—	—	—	1,018
Operating income (loss)	35,002	4,833	1,696	1,068	(219)	42,380
Interest expense	(2,023)	(323)	(284)	(170)	(85)	(2,885)
Income (loss) before income taxes and noncontrolling interest	32,979	4,510	1,412	898	(304)	39,495
Income tax expense (benefit)	8,070	1,581	(171)	148	(71)	9,557
Net income (loss)	24,909	2,929	1,583	750	(233)	29,938
Less net income (loss) attributable to noncontrolling interests	3,948	898	(267)	365	(6)	4,938
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$20,961	$2,031	$1,850	$385	$(227)	$25,000
Total assets	$1,407,221	$234,789	$240,746	$77,686	$69,413	$2,029,855

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2020
	Home health services	Hospice services	Home and community-based services	Facility-based services	HCI	Total
Net service revenue	$707,693	$121,586	$96,139	$63,320	$11,453	$1,000,191
Cost of service revenue (excluding depreciation and amortization)	425,586	75,305	77,200	42,127	7,696	627,914
General and administrative expenses	226,232	32,892	22,583	20,545	6,188	308,440
Impairment of intangibles and other	—	600	—	—	—	600
Government stimulus income	(35,019)	(4,731)	(2,865)	(1,656)	(164)	(44,435)
Operating income (loss)	90,894	17,520	(779)	2,304	(2,267)	107,672
Interest expense	(2,494)	(400)	(345)	(266)	(104)	(3,609)
Income (loss) before income taxes and noncontrolling interest	88,400	17,120	(1,124)	2,038	(2,371)	104,063
Income tax expense (benefit)	16,096	3,047	(218)	174	(513)	18,586
Net income (loss)	72,304	14,073	(906)	1,864	(1,858)	85,477
Less net income (loss) attributable to non controlling interests	14,528	3,131	(122)	1,240	(16)	18,761
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$57,776	$10,942	$(784)	$624	$(1,842)	$66,716

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2019
	Home health services	Hospice services	Home and community-based services	Facility-based services	HCI	Total
Net service revenue	$738,288	$106,793	$104,199	$55,676	$15,471	$1,020,427
Cost of service revenue (excluding depreciation and amortization)	456,668	68,034	79,360	35,304	7,486	646,852
General and administrative expenses	213,797	29,949	22,195	18,512	9,352	293,805
Other intangible impairment charge	7,066	271	—	—	—	7,337
Operating income (loss)	60,757	8,539	2,644	1,860	(1,367)	72,433
Interest expense	(4,161)	(666)	(585)	(350)	(175)	(5,937)
Income (loss) before income taxes and noncontrolling interest	56,596	7,873	2,059	1,510	(1,542)	66,496
Income tax expense (benefit)	11,278	2,027	(20)	153	(281)	13,157
Net income (loss)	45,318	5,846	2,079	1,357	(1,261)	53,339
Less net income (loss) attributable to noncontrolling interests	7,728	1,499	(577)	846	(13)	9,483
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$37,590	$4,347	$2,656	$511	$(1,248)	$43,856

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATIISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Key Data:	2020	2019	2020	2019

Home Health Services:
Locations	553	539	553	539
Acquired	—	7	6	15
De novo	—	—	—	—
Divested/consolidated	(3)	(8)	(6)	(16)
Total new admissions	93,482	95,198	201,664	188,872
Medicare new admissions	50,545	57,391	110,425	114,847
Average daily census	77,530	77,137	77,254	76,407
Average Medicare daily census	44,811	49,827	45,453	49,619
Medicare completed and billed episodes	81,218	93,824	171,445	184,795
Average Medicare case mix for completed and billed Medicare episodes	0.99	1.10	1.02	1.09
Average reimbursement per completed and billed Medicare episodes	$2,771	$2,842	$2,785	$2,846
Total visits	1,963,924	2,562,147	4,099,715	5,083,156
Total Medicare visits	1,088,026	1,686,243	2,324,737	3,353,150
Average visits per completed and billed Medicare episodes	13.4	18.0	13.6	18.1
Organic growth: (1)
Net revenue	(12.7)%	6.6%	(7.7)%	6.8%
Net Medicare revenue	(18.6)%	4.7%	(12.6)%	3.2%
Total new admissions	(4.7)%	9.1%	1.1%	7.4%
Medicare new admissions	(14.3)%	1.9%	(8.3)%	1.0%
Average daily census	(2.4)%	4.6%	(2.0)%	4.3%
Average Medicare daily census	(12.3)%	(0.6)%	(10.9)%	(1.2)%
Medicare completed and billed episodes	(16.9)%	0.2%	(10.3)%	(0.2)%

Hospice Services:
Locations	112	104	112	104
Acquired	—	5	3	6
De novo	—	—	—	—
Divested/consolidated	—	(4)	(1)	(5)
Admissions	4,869	4,637	9,929	9,225
Average daily census	4,329	4,070	4,309	3,911
Patient days	398,283	370,407	788,652	707,875
Average revenue per patient day	$154.85	$152.44	$154.49	$154.42
Organic growth: (1)
Total new admissions	1.8%	9.6%	0.9%	7.9%

Home and Community-Based Services:
Locations (2)	111	80	111	80
Acquired	—	3	4	3
De novo	—	—	—	—
Divested/consolidated	—	(3)	—	(3)
Average daily census	14,333	14,002	14,358	14,033
Billable hours	1,928,860	2,292,719	3,922,603	4,564,613
Revenue per billable hour	$25.86	$23.46	$25.55	$23.44

Facility-Based Services:
Long-term Acute Care
Locations	13	12	13	12
Acquired	—	—	—	—
Divested/consolidated	—	—	—	—
Patient days	23,658	19,970	43,819	39,606
Average revenue per patient day	$1,385	$1,270	$1,371	$1,278
Average Daily Census	257	219	239	219
  Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
  The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.’s common stockholders	$44,692	$25,000	$66,716	$43,856
Add (net of tax):
Acquisition and de novo expenses (1)	410	6,713	1,516	11,981
Closures/relocations/consolidations (2)	523	1,537	866	3,781
COVID-19 impact:
PPE, supplies and other expenses (3)	20,170	—	22,278	—
CARES Act tax benefit (4)	—	—	(2,210)	—
Provider Relief Fund (PRF) (5)	(32,882)	—	(32,882)	—
NCI associated with PRF (6)	5,643	—	5,643	—
Provider moratorium impairment (7)	—	—	—	4,332
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$38,556	$33,250	$61,927	$63,950

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.’s common stockholders	$1.43	$0.80	$2.13	$1.41
Add (net of tax):
Acquisition and de novo expenses (1)	0.01	0.22	0.05	0.39
Closures/relocations/consolidations (2)	0.02	0.05	0.03	0.12
COVID-19 impact:
PPE, supplies and other expenses (3)	0.64	—	0.71	—
CARES Act tax benefit (4)	—	—	(0.07)	—
Provider Relief Fund (PRF) (5)	(1.05)	—	(1.05)	—
NCI associated with PRF (6)	0.18	—	0.18	—
Provider moratorium impairment (7)	—	—	—	0.14
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$1.23	$1.07	$1.98	$2.06

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.’s common stockholders	$44,692	$25,000	$66,716	$43,856
Add:
Income tax expense	15,227	9,557	18,586	13,157
Interest expense, net	841	2,885	3,609	5,937
Depreciation and amortization	5,252	4,198	10,385	8,400
Adjustment items (1)	(8,292)	11,404	(3,436)	27,808
Adjusted EBITDA	$57,720	$53,044	$95,860	$99,158

1. Adjustment items (pre-tax):
Acquisition and de novo expenses (1)	554	9,279	2,064	16,574
Closures/relocation/consolidations (2)	706	2,125	1,174	5,234
COVID-19 PPE, supplies and other expenses (3)	27,257	—	30,135	—
Provider Relief Fund (PRF) (5)	(44,435)	—	(44,435)	—
NCI associated with PRF (6)	7,626	—	7,626	—
Provider moratorium impairment (7)	—	—	—	6,000
Total adjustments	$(8,292)	$11,404	$(3,436)	$27,808
  Expenses and other costs associated with recently announced or completed acquisitions and de novos. ($0.5 million pre-tax in the three months ended June 30, 2020 and $2.1 million pre-tax in the six months ended June 30, 2020).
  Loss on the sale of an asset and other expenses associated with a closure or consolidation ($0.7 million pre-tax in the three months ended June 30, 2020 and $1.2 million pre-tax in the six months ended June 30, 2020).
  COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies and employee benefit expenses including, without limitation, bonuses and increased wages, wage supplements and PTO replenishments for front line caregivers. ($27.3 million pre-tax in the three months ended June 30, 2020 and $30.1 million pre-tax in the six months ended June 30, 2020).
  Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses (“NOL”), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.
  Government stimulus income recognized during the second quarter of 2020 related to general distribution funds received from the Provider Relief Fund ($44.4 million pre-tax in the three months ended June 30, 2020).
  Non-controlling interest distributed to our Joint Venture partners in association with the Government stimulus income recognized during the second quarter of 2020 ($7.6 million pre-tax in the three months ended June 30, 2020)
  During the first quarter of 2019, the Company recorded $6.0 million of moratoria fair value impairment as a result of the Centers for Medicare and Medicaid Services (“CMS”) action to remove all federal moratoria with regard to Medicare provider enrollment. In assigning fair value acquired in acquisitions as required by ASC 805, Business Combinations, the Company had assigned fair value to Certificates of need or license moratoria, as applicable, in certain states.

Contact:	Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com